Exhibit 3.53

ARTICLES OF INCORPORATION

OF

TRI–STATE AUCTION CO., INC.

We the undersigned natural persons of the age of twenty-one years or more: acting as incorporators of a corporation under the North Dakota Business Corporation Ac:, adopt the following Articles of incorporation for such corporation:

Article I. The name of said corporation shall be:	Tri-State Auction Co., Inc.
shall contain the word “corporation”, “company”, “Incorporated”

or “limited”, or shall contain an abbreviation of one of such words)

Article 2. The period of its duration is:	perpetual
(“Perpetual unless limited”)
Article 3. The purposes for which the corporations is organized are:

To buy, sell and trade all kinds of personal property, including but not limited to all kinds of motor vehicles and accessories thereof, and to make contracts with others to so buy, sell and trade;

To purchase, take, receive, lease, or otherwise acquire, own, hold, improve, use and otherwise deal in and with, real or personal property, or any interest therein,. wherever situated;

To sell, convey, mortgage, pledge, lease, exchange, transfer and otherwise dispose of all or any part of its property and assets;

To have and exercise all power necessary or convenient to effect any or all of the purposes for which the corporation is organized.

Article 4. The aggregate number of shares which the corporation shall have authority to issue is:

500 Shares of Common Stock at $ 100.00 per share.
(If shares consist of one only, insert statement of par value of shares, or that all are without par value. If shares are divided into classes, insert number of shares of each class)

Article 5. The corporation will not commence business until at least one thousand dollars has been received by it as

consideration for the issuance of shares.	Yes
(Yes or No)

Article 6. Provisions limiting or denying to ‘shareholders the preemptive right to acquire additional or treasury shares of

the corporation are:	None
(If preemptive rights are not to be limited or desired, insert the word “none”)

Article 7. Provisions for the regulation of the internal affairs of the corporation are:

None
(If no provisions for the regulation of the internal affairs of the corporation are set forth, insert the word “none”)

Article 8. The address of the initial registered office of the corporation is:

3041 Main, Fargo, North Dakota

and the name of its initial registered agent at such address is:

H. A. Johnson

Article 9. The number of directors constituting the initial board of directors of the corporation is:

Three

(State definite number - not less than 3 nor more than 15)

and the names and addresses of the persons who are to serve as directors with the first annual meeting of shareholders or until their successors are elected and shall qualify are:

Name	Address

H. A. Johnson	Fargo, North Dakota
Hans Halverson	Fargo, North Dakota
Alan Foss	Fargo, North Dakota

Article 10. The name and address of each incorporator is: (Not less than three)

Name	Address

H. A. Johnson	Fargo, North Dakota
Hans Halverson	Fargo, North Dakota
Alan Foss	Fargo, North Dakota

We, the above named incorporation, being first duly sworn, say that we each have read the foregoing application and know the contents thereof, and verily believe the statements made therein to be true.

/s/ H. A. Johnson
/s/ Hans Halverson
/s/ Alan Foss

Dated September 27 19 57

Subscribed and sworn to before me this 27th day of September 19 57

NOTARIAL SEAL

/s/ Franklin J. Van Osdel
Notary Public
State of North Dakota
My commission expires Sept. 8, 1958

FOR OFFICE USE ONLY
BUSINESS/FARM/PROFESSIONAL CORPORATION	ID Number
ARTICLES OF AMENDMENT	2.016.900 BC
SECRETARY OF STATE	WO Number:
SFN 13008 (06-2007)	442155
	Filed: 12-13-07	By: LF
FILING FEE $20.00	File #5629

If the registered agent charged, an additional $10 is due for filing the Registered Agent Consent to Serve.

TYPE OF PRINT LEGIBLY	SEE REVERSE SIDE FOR FEES, FILING AND MAILING INSTRUCTIONS
1. The name of the corporation as reflected in the Articles of Incorporation on file with the Secretary of State:	2. Federal ID Number:	3. Telephone Number:
Tri-State Auction Co., Inc.	45-0255813	(701) 282-8203
4. Complete mailing address of the principal place of business: (Street/RR, PO Box, City, State, Zip+4) 1650 E. Main Avenue, West Fargo, ND 58078		5. Toll-Free Number:

6. The following amendment has been adopted pursuant to the provisions of the North Dakota Business Corporation Act, N.D.C.C., Chapter 10-19.1:

IX.

“The number of members of the board of directors of the Corporation shall be established in the Bylaws.”

7. The amendment shall be effective: (check one)

☒ When filed with the Secretary of State	☐ Later on
(month, day, year)
8. The amendment was adopted on December, 13, 2007 by one of the following methods: (check the appropriate method)
(month, day, year)
☒ By the shareholders ☐ By the Incorporators where no shares have been Issued ☐ By the board where no shares have been Issued ☐ By the board changing only the corporate name.
9. “The undersigned, a person authorized by the corporation to sign this amendment, has read the foregoing Articles of Amendment, knows the contents thereof, and believes the statements made thereon to be true.”
Signature: /s/ Michelle Mallon		Date: 12/13/07
10. Name of person to contact about this amendment: Cheryl Shrader	E-mail Address: cshrader@adesa.com	Daytime Telephone number and extension if any. (317) 249-4217

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